205326/PJ/JB/cv
version date: May 1, 2007

ISSUE SHARES PHOTO WIZZ B.V. (I)

On this day, the fifteenth day of June two thousand and seven, appeared before me, Judith Hester Elizabeth van Brussel, prospective civil-law notary, hereinafter called: 'civil law notary', as substitute of Petra Maria de Jong, civil-law notary (*"notaris"*) in Eindhoven, the Netherlands:
Carolina Petronella Maria Vilé-Bernaards, born in Veghel (the Netherlands) on the fifteenth day of October nineteen hundred forty-eight, employed by the company with limited liability established under Dutch law (*naamloze vennootschap*) AKD Prinsen van Wijmen N.V., having its registered office in Rotterdam, at its office in (5657 DA) Eindhoven, the Netherlands, Flight Forum 1, for the purpose hereof acting as attorney authorized in writing of and as such representing:

1. **Teleconnect Inc.**, a public company with limited liability established under the laws of the State of Florida, United States of America, having its registered office in Florida, United States of America, and its address in Florida 33324, Plantation, 1200 South Pine Island Road, registered in the trade register under number P98000098356,
   (the '**Shareholder I**');
2. **A.N. Moen Holding B.V.**, a private company with limited liability, established under the laws of the Netherlands, having its registered office in Hilversum, the Netherlands, and its address in (3871 AN) Hoevelaken, the Netherlands, Drs. W. van Royenstraat 3a, with Ministry of Justice number B.V. 565.306, registered in the trade register under number 31048307,
   (the **'Shareholder II'**)
3. **Photo Wizz B.V.**, a private company with limited liability, established under the laws of the Netherlands, having its registered office in Harderwijk, the Netherlands, and its address in (4811 HT) Breda, the Netherlands, Oude Vest 4, with Ministry of Justice number B.V. 1262046, registered in the trade register under number 08122567,
   (the '**Company**')

The Shareholder I and the Shareholder II hereinafter individually also referred to as the '**Shareholder**' and collectively also referred to as the '**Shareholders**'

Introduction

The appearing person, acting as aforesaid, declared:

A. Resolution general meeting of shareholders

The general meeting of shareholders of the Company adopted a resolution on the twentieth day of February two thousand and seven to issue:

a. to the Shareholder I one hundred and seventeen (117) shares in the share capital of the Company, with a nominal value of one hundred euros (EUR 100,00) each, numbered 181 up to and including 297 (the '**Shares I**'), subject to the obligation of Shareholder I to pay up the

nominal value of the Shares I in cash. Furthermore the Shareholder I shall make an additional payment on the shares as share premium for a total amount of two hundred and thirty-eight thousand and tree hundred euros (EUR 238.300,00) in cash; and

b. to the Shareholder II twenty two (22) shares in the share capital of the Company, with a nominal value of one hundred euros (EUR 100,00) each, numbered 298 up to and including 319 (the '**Shares II**'), subject to the obligation of Shareholder II to pay up the Shares II for a total amount of forty-eight thousand and seventy-seven euros (EUR 48,077.00) in cash.

The Shares I and the Shares II hereinafter collectively also referred to as the '**Shares**';

The amount which is paid up to the Shares above the nominal value of the Shares, the surplus value, shall be allocated as a share premium payment on the Shares.

Furthermore the general meeting of Shareholders of the Company adopted a resolution to grant approval to the managing board of the Company to enter into an agreement to settle the payment obligation of the Shareholder II regarding the payment on the Shares II with a debt of the Company to the Shareholder II by virtue of an invoice as known to all parties.

The resolutions of the general meeting of shareholders of the Company are evidenced by the shareholder's resolution, of which a copy will be attached to this deed.

B. Pre-emptive rights

The pre-emptive rights in respect of the issue of the Shares have been excluded by the general meeting of Shareholders, as is evidenced by the aforementioned Shareholders resolution.

ISSUE

The Company hereby issues:

a. the Shares I to the Shareholder I subject to the Shareholders obligation to pay up the Shares I as mentioned above; and
b. the Shares II to the Shareholder II subject to the Shareholders obligation to pay up the Shares II as mentioned above.

The Shareholders hereby accept the Shares from the Company, subject to the Shareholder's obligation to pay up the Shares as mentioned above.

PAYMENT

a. Regarding the payment on the Shares I, the Company and the Shareholder I have agreed as followed:
   (I) for a period of twenty (20) months as of January two thousand and seven, the Shareholder I will pay an amount of twelve thousand euros (EUR 12.000,00) per month to the Company before the end of every month;
   (II) as soon as the twenty month period has come to an end, the Shareholder I shall pay a closing term to the company in the amount of ten thousand euros (EUR 10.000,00);
   (III) the total sum of the payment obligation is inclusive of any interest due by the Shareholder I;
   (IV) in case the Company files for bankruptcy or get suspension of

payments, the Shareholder I will be acquitted of the payment of any outstanding debt(s) as referred to above, except for the payment of the nominal value of the Shares I.

b. The Company declares that it has received the first two payments of the Shareholders I regarding the month January two thousand and seven and February two thousand and seven for a total amount of twenty four thousand euros (EUR 24.000,00), with the result that the Shareholder I has fulfilled his obligation to pay up the nominal value on the Shares I. Furthermore the Company declares that it has accepted the aforementioned payments and therefore unconditionally releases the Shareholder I from its obligation to pay the aforementioned amount of twenty four thousand euros (24.000,00) of his payment obligation.

c. Regarding the payment on the Shares II, the Company and the Shareholder II hereby agree that the payment on the Shares II shall take place by settlement ('*verrekening*') of the payment obligation on the Shares II with a debt of the Company to the Shareholder II by virtue of an invoice as known to all parties involved for a total amount of forty-eight thousand and seventy-seven euros (EUR 48,077.00), (the '**Claim**').
As a result of this settlement the Shareholder II has fulfilled its payment obligation on the Shares II and the Company has fulfilled his payment obligation of the Claim, through which both obligations are discharged by performance up to the total amount of forty-eight thousand and seventy-seven euros (EUR 48,077.00).
The Company declares to accept the settlement and therefore unconditionally releases the Shareholder II of its obligation to pay the amount of forty-eight thousand and seventy-seven euros (EUR 48,077.00).
The Shareholder II also declares to accept the settlement and therefore unconditionally releases the Company of its obligation to pay up the Claim.

SHARE PREMIUM

The Company shall allocate all payments made by the Shareholders to the Company above the nominal value of the Shares as a share premium.

SHAREHOLDERS REGISTER

The Company shall enter this issue forthwith in its register of shareholders.

COSTS

The costs incidental to the present deed and the implementation thereof shall be borne and paid by the Company.

APPLICABLE LAW

This deed shall be governed by the laws of the Netherlands exclusively.

Powers of attorney

The powers of attorney to the appearing person is evidenced by three (3) private deeds, which will be attached to this deed.

End

The appearing person is known to me, civil-law notary.

WITNESSED THIS DEED, the original of which was executed in the place and on the date first written above.

After the substance of this deed was stated and explained and after I, civil-law notary, pointed out the consequences of the contents of this deed for the

AKD Prinsen Van Wijmen

parties, the appearing person declared to have taken note of the contents of——
this deed after timely being given the opportunity thereto, to agree with the——
contents of this deed and not to require a full reading thereof.——
Immediately after this deed was read out in a limited form, this deed was signed
by the appearing person and myself, civil-law notary,——
at five hours and five minutes post meridiem.——
(signed)

ISSUED FOR TRUE COPY
by me, Judith Hester Elizabeth van Brussel,
prospective civil-law notary, as substitute of
Petra Maria de Jong, civil-law notary in
Eindhoven (the Netherlands) on the fifteenth
day of June two thousand and seven.

Mr. P.M. de Jong
Notaris te Eindhoven